UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Date of Report
                       (Date of earliest event reported):
                                February 18, 2004

                         Commission File Number: 1-9982

                             BAYOU STEEL CORPORATION
             (Exact name of registrant as specified in its charter)

             Delaware                                   72-1125783
     (State of Incorporation)              (I.R.S. Employer Identification No.)
         138 Highway 3217
           P.O. Box 5000
        LaPlace, Louisiana                                70069
(Address of Principal Executive Offices)                (Zip Code)

       Registrant's telephone number, including area code: (985) 652-4900

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report

Item 1. Changes in Control of Registrant

      On February 18, 2004 Bayou Steel Corporation (the "Company") completed all required transactions and satisfied all remaining conditions for its Second Amended and Restated Plan of Reorganization, (the "Plan"), allowing the Company to emerge from Chapter 11 bankruptcy protection. A copy of the Plan, which was confirmed by the United States Bankruptcy Court, Northern District of Texas, Dallas Division (the "Bankruptcy Court") on February 6, 2004, is attached hereto as an exhibit.

      The Company closed on $30 million in new bonds and a new $45-million working capital facility provided by Fleet Capital. The principal on the new bonds is due in 2011. The reorganization removes approximately $105 million of debt in addition to eliminating over $25 million of potential litigation claims and cancels the old equity in the Company. Pursuant to the Company's Plan, the new equity of the Company has been issued to the holders of the old 9.5%first mortgage notes.

      In conjunction with emergence, the company's previous Board of Directors was replaced by a new Board of Directors. The Board members are: Charles W. McQueary, Christopher W. Parker, Jerry M. Pitts, Timothy A. Somers, and Thomas
T. Thompson. Mr. Pitts is a carryover member from the previous Board.

      A copy of the press release issued by the Company on February 19, 2004 relating to the emergence from Chapter 11 bankruptcy protection is attached hereto as Exhibit 99.1.

Item 3. Bankruptcy or Receivership

      On February 18, 2004 the Company completed all required transactions and satisfied all remaining conditions for its Plan, allowing the Company to emerge from Chapter 11 bankruptcy protection. The Plan was confirmed by the Honorable Barbara J. Houser in the United States Bankruptcy Court, Northern District of Texas, Dallas Division on February 6, 2004.

      The Company closed on $30 million in new bonds and a new $45-million working capital facility provided by Fleet Capital. The principal on the new bonds is due in 2011. The reorganization removes approximately $105 million of debt in addition to eliminating over $25 million of potential litigation claims and cancels the old equity in the Company. Pursuant to the Company's Plan, the new equity of the Company has been issued to the holders of the old 9.5%first mortgage notes.

      The number of new shares issued and outstanding is 2,000,000. The number of shares reserved for future issuance in respect of claims and interests filed and, if such claims are allowed by the Court, is approximately 530,000. If so, then the aggregate number of shares issued and outstanding would be 2,530,000. The total number of shares authorized is 5,000,000.


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

The assets and liabilities of the Company as of the effective date of the Plan are projected as follows:

ASSETS:

Cash                                                                           0
Receivables (net)                                                         21,304
Inventory                                                                 50,559
Prepaid Expenses                                                           2,076
                                                                          ------
   Total Current Assets                                                   73,939
PP&E (net)                                                                 3,705
Other Assets                                                                   0
                                                                          ------
   Total Assets                                                           77,644
                                                                          ======

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current Liabilities:
     Accounts Payable                                                      8,105
     Accrued Liabilities                                                   9,629
     Credit Facility                                                      23,239
     Current Portion of Post-
     Reorganization Trade Debt                                             2,106
                                                                          ------
       Total Current Liabilities                                          42,989
Long Term Secured Debt                                                    30,000
Post-Reorganization Debt                                                   1,150
                                                                          ------
     Total Liabilities                                                    74,139
Commitments & Contingency
Stockholders' Equity                                                       3,505
                                                                          ------
     Total Liabilities and Stockholders' Equity                           77,644
                                                                          ======

Item 7. Exhibits

      (c) Exhibits

      News Release dated February 19, 2004, announcing the completion of the Plan and the emergence from bankruptcy.

      Second Amended and Restated Plan of Reorganization of the Company and its subsidiaries.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAYOU STEEL CORPORATION
     (Registrant)


By /s/ Richard J. Gonzalez
   ----------------------------------------
   Richard J. Gonzalez,
   Vice President, Chief Financial Officer,
   Treasurer and Secretary

Date: February 18, 2004

                                INDEX TO EXHIBITS

                                                                           Page
Exhibit                                                                   Number
-------                                                                   ------

   99.1           News Release dated February 19, 2004                      5

   99.2           Second Amended and Restated Plan of Reorganization        6


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